SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): July 09, 2022

Colambda Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada (NV)	000-29243	98-0361773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Colambda Technologies, Inc. 1870 West Prince Road #41 Tucson, Arizona 85705 (Address of principal executive offices)

Telephone: (281) 928 4425

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORM 8-K/A

(Amendment No. 1)

Date of Report: March 15, 2023

(Date of earliest event reported)

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is filed to correct a Current Report on Form 8-K filed on July 14, 2022 (the “Initial 8-K”). As used in this Amendment henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “Colambda,” the “Company,” and the “Registrant,” refer to Colambda Technologies, Inc., formerly known as New Century Resources Corporation; whereas, the term “EZM” refers to Emissions Zero Module, Inc.

As further described herein, the corrections are in relation to errors made in the Initial 8-K that conditions precedent to a reverse merger were waived by Colambda and EZM who were parties to a merger agreement first executed on November 19, 2021, with three subsequent amendments thereto (the “Merger Agreement”). The purpose of this Amendment is to provide material information that the anticipated merger was not completed, but is void ab initio. No other changes have been made to the original report.

Item 2.01Completion of Acquisition or Disposition of Assets

In the Initial 8-K, Colambda incorrectly reported that conditions precedent to the Merger Agreement were met or otherwise waived by the parties. Of particular issue, the Merger Agreement expresses a condition precedent that the Financial Industry Regulatory Authority (“FINRA”) give advance approval of the merger and a change to the Company’s name and corresponding ticker symbol. FINRA’s advance approval was not only required per the terms of the Merger Agreement, but is also required pursuant to FINRA Rule 6490(d)(3) and Rule 10b-17 of the Securities and Exchange Act of 1934. Thus, even if the parties had intended to waive FINRA approval, the law does not permit the parties to independently waive this condition.

Upon examination of materials and information submitted by the Company, FINRA found several historical deficiencies that are incurable, and this has resulted in FINRA’s final determination to refuse approval of the merger, the change in Company name and its ticker symbol. Consequently, the parties agree that the Merger Agreement is void ab initio, and that all sums paid by EZM to Colambda as recorded on page 3 of the Initial 8-K must be returned by such recipients to EZM.

Departure and Appointment of Directors and Principal Officers

Effective with the filing of this Amendment, the Directors and Principal Officers of Colambda who were appointed and registered prior to the filing of the Initial 8-K shall be immediately restored. To that end, George Christodoulou shall resume his position as President, Secretary, Treasurer, and sole officer in the positions of President, CEO, and CFO. Mark Christodoulou and Solon Piitarides shall each resume their respective positions as Director. All other persons named in the Initial 8-K, or within any filing thereafter, are immediately resigned and/or removed from any position as Director or Officer of Colambda, and any compensatory arrangements related thereto are also void.

Summary of Beneficial Ownership of Securities of Colambda (formerly named New Century Resources Corporation)

The issuance of shares, if any, of the Common Stock of Colambda to holders of EZM’s capital stock is void as of the date of the Initial 8-K. Prior to the Initial 8-K, Colambda had 12,481,724 shares of common stock, of which, 7,950,000 shares were beneficially owned by the then existing officers and directors.

Accounting Treatment; Change of Control

Colambda and EZM shall each file amendments with the Internal Revenue Service and other tax authorities, as necessary, to reflect the failure of the merger to be consummated as of the date of the Initial 8-K.

Item 3.02Unregistered Sale of Equity Securities

Pursuant to this Amendment and as described in Item 2.01, all shares issued in connection with the Share Exchange described in the Initial 8-K are void.

Item 5.01Change in Control of Registrant

As described in Item 2.01 of this Amendment, the information regarding change of control of Colambda set forth in Item 2.01 is incorporated herein by reference.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As described in Item 2.01 of this Amendment, the information regarding Directors and Principal Officers of Colambda, together with any compensatory arrangements related thereto, set forth in Item 2.01 is incorporated herein by reference.

Item 5.06Change in Shell Company Status

Colambda shall continue as a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, from the date of the Initial 8-K and thereafter.

Item 8.01Other Information

Colambda did not move its corporate offices. The corporate offices remain at 10 Dionysiou Solomou Street; Leona Building, Ste 501; 2406 Engomi, Nicosia Cyprus 1311.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colambda Technologies, Inc.

By: /s/ David Riggs
David Riggs, Director, President and CEO

Colambda Technologies, Inc.

By: /s/ Kent Hush
Kent Hush, Director, Treasurer and CFO

Colambda Technologies, Inc.

By: /s/ Russell Klawunn
Russell Klawunn, Director and Secretary

Colambda Technologies, Inc.

By: /s/ Nick Ammons
Nick Ammons, Director

Colambda Technologies, Inc.

By: /s/ Kim Mitchell
Kim Mitchell, Director